EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated April 7, 2011, relating to the consolidated financial statements of Grand Farm Inc., its subsidiaries and variable interest entity, as of December 31, 2009 and 2010 and for each of the three years in the period ended December 31, 2010, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Limited

Hong Kong, May 12, 2011